Exhibit 99
                                                             NASDAQ SYMBOL: WAYN
___________________________________________RELEASE DATE:     JULY 22, 2004
WAYNE SAVINGS BANCSHARES, INC.           CONTACT PERSON:     CHARLES F. FINN
ANNOUNCES QUARTERLY EARNINGS                                 CHAIRMAN AND CEO
                                                             MICHAEL C. ANDERSON
                                                             EVP/CFO
                                                             (330) 264-5767

                              FOR IMMEDIATE RELEASE
                              ---------------------

     WOOSTER, OHIO-Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), the stock holding company parent of Wayne Savings Community Bank, reported net earnings of $462,000 or $.13 per diluted share in the quarter ended June 30, 2004, compared to $731,000 or $.20 per diluted share in the quarter ended June 30, 2003.

     According to Charles F. Finn, Chairman and Chief Executive Officer, the decrease in quarterly earnings was primarily due to a downturn in net interest income, which had grown steadily over the past four years, and lower gains on sale of mortgage loans because of slowing mortgage loans refinancing volume. In this extended period of record low interest rates, Finn said that management has pursued a policy to protect the Company against rising interest rates in the mid to long term, which has resulted in a reduction in short term earnings.

     In its asset liability management strategy, Finn said "the Company has continued to shorten investment maturities rather than reaching for higher yields through extended maturities." "With this enhancing of the Company's interest rate risk position and Federal Reserve officials signaling their preference to raise interest rates," Finn continued, "management believes Wayne Savings is well-positioned to take advantage of a rising interest rate environment."

     In the first fiscal quarter ended June 30, 2004, as compared to the same quarter last year, net interest income was down $172,000 and other income, consisting largely of gains on sale of loans, decreased $105,000. General and administrative expenses increased $157,000 mainly due to higher compensation and benefit costs relating to normal merit increases, additional staff required to operate a fully-converted public company, and the Stebbins Bank acquisition in the first quarter of the 2005 fiscal year.

     The closing of the transaction to acquire Stebbins Bancshares, Inc. and its national bank subsidiary, Stebbins National Bank of Creston, Ohio, was completed on June 1, 2004, and the financial statements were consolidated with Wayne Savings Bancshares, Inc. on June 30, 2004.

     Total assets of Wayne Savings Bancshares, Inc. on June 30, 2004 amounted to $385.6 million, following the consolidation with Stebbins National Bank. Deposits totaled $316.4 million, and stockholders' equity totaled $42.0 million, resulting in a capital-to-assets ratio of 10.9%. Now celebrating its 105th anniversary, Wayne Savings Community Bank, the wholly owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in Wayne, Holmes, Ashland, Medina, and Stark counties, Ohio.

                         WAYNE SAVINGS BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CONDITION
                  (Dollars in thousands, except per share data)

                                                                                   June 30, 2004     March 31, 2004
                                                                                   -------------     --------------
                                                                                    (Unaudited)
ASSETS

Cash, cash equivalents, & investment securities ................................      $  64,641          $  51,469
Mortgage-backed securities, net (1) ............................................         77,961             88,428
Loans receivable, net (1) ......................................................        216,141            205,443
Federal Home Loan Bank stock ...................................................          4,247              4,205
Office premises & equipment, net ...............................................          9,183              8,742
Real estate acquired through foreclosure .......................................              0                100
Other assets ...................................................................         13,420             10,620
                                                                                      ---------          ---------
          TOTAL  ASSETS ........................................................      $ 385,593            369,007
                                                                                      =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposit accounts ...............................................................      $ 316,419            291,830
Advances from Federal Home Loan Bank ...........................................         25,000             30,000
Advances by borrowers for taxes & insurance ....................................            227                617
Accounts payable on mortgage loans serviced for others .........................            111                118
Other liabilities ..............................................................          1,800              2,881
                                                                                      ---------          ---------
          TOTAL LIABILITIES ....................................................        343,557            325,446

Common stock (3,907,318  shares of $.10 par value issued
    at both June 30, 2004 and March 31, 2004 ...................................            391                391
Additional paid-in capital .....................................................         34,365             34,365
Retained earnings ..............................................................         12,742             12,727
Less required contributions for shares acquired by Employee Stock Ownership Plan         (1,418)            (1,456)
Shares acquired by Management Recognition Plan .................................         (1,142)            (1,142)
Less Treasury Stock ............................................................         (2,216)            (1,803)
Accumulated other comprehensive loss ...........................................           (686)               479
                                                                                      ---------          ---------
          TOTAL STOCKHOLDERS' EQUITY ...........................................         42,036             43,561
                                                                                      ---------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .....................................      $ 385,593          $ 369,007
                                                                                      =========          =========

(1) Includes available for sale classifications.

                       CONSOLIDATED STATEMENTS OF EARNINGS
                             (Dollars in Thousands)


                                                             Three Months Ended
                                                                  June 30,
                                                              2004         2003
                                                              -----        ----
                                                           (Unaudited)

Interest income ........................................      $4,244      $4,723
Interest expense .......................................       1,625       1,932
                                                              ------      ------
     Net interest income ...............................       2,619       2,791
Provision for losses on loans ..........................          15          32
                                                              ------      ------
     Net interest income after provision for loan losses       2,604       2,759
Other income ...........................................         405         510
General, administrative, and other expense .............       2,369       2,212
                                                              ------      ------
Earnings  before federal income taxes ..................         640       1,057
Federal income taxes ...................................         178         326
                                                              ------      ------
     Net earnings ......................................      $  462      $  731
                                                              ======      ======

                       CONSOLIDATED FINANCIAL HIGHLIGHTS
                  (Dollars in thousands, except per share data)


                                                          For the Three Months
                                                             ended June 30,
                                                      ------------------------

                                                         2004             2003
                                                         -----            ----
                                                      (Unaudited)
Quarterly Results
-----------------

Net Interest Income .................                 $   2,619       $   2,791
Net Earnings ........................                 $     462       $     731
Earnings Per Share:
   Basic ............................                      0.13            0.20
   Diluted ..........................                      0.13            0.20
Return on Average Assets (Annualized)                       .48%            .77%


                                                     June 30,         March 31,
                                                      2004              2004
                                                      -----             ----
                                                   (Unaudited)
End of Period Data
------------------

Total Assets .......................              $   385,593       $   369,007
Stockholders' Equity to Total Assets                    10.90%            11.80%